UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 16, 2021

Bill.com Holdings, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-39149	83-2661725
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6220 America Center Drive, Suite 100

San Jose, California 95002

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (650) 621-7700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001	BILL	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

The Merger Agreement

On July 16, 2021 (the “Agreement Date”), Bill.com Holdings, Inc. (“Bill.com” or the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Igloo Merger Sub I, Inc., a Delaware corporation and direct, wholly owned subsidiary of Bill.com (“Merger Sub I”), Igloo Merger Sub II, LLC, a Delaware limited liability company and direct, wholly owned subsidiary of Bill.com (“Merger Sub II” and together with Merger Sub I, the “Merger Subs”), Invoice2go, Inc., a Delaware corporation (“Invoice2go”), and Fortis Advisors LLC, a Delaware limited liability company (in its capacity as the equityholder’s agent).

Upon the consummation of the transactions contemplated by the Merger Agreement (the “Closing”), Merger Sub I will merge with and into Invoice2go, with Invoice2go surviving as a wholly owned subsidiary of Bill.com, and immediately thereafter, as part of the same overall integrated transaction, Invoice2go will merge with and into Merger Sub II, pursuant to which Merger Sub II will survive and remain a direct wholly owned subsidiary of Bill.com (such transactions, collectively or in seriatim, the “Merger”).

Pursuant to the terms and subject to the conditions set forth in the Merger Agreement, including customary purchase price adjustments, the aggregate consideration Bill.com will pay and issue upon the Closing in exchange for all of the outstanding equity interests of Invoice2go is approximately $625 million, with approximately 25% payable in cash (the “Cash Consideration”), subject to adjustments, and the remainder issuable in shares of Bill.com’s common stock (“Shares”), options to acquire Shares and restricted stock units covering Shares (the “Share Consideration” and, together with the Cash Consideration, the “Merger Consideration”). The Share Consideration will be calculated based the average of the daily volume-weighted average sales price per Share for each of the twenty consecutive trading days ending on the third trading day prior to the Closing.

In addition, pursuant to the terms and subject to the conditions set forth in the Merger Agreement, Bill.com will grant $30.0 million of RSUs under the 2019 Equity Incentive Plan (the “Employee RSUs”) to certain employees of Invoice2go who will continue as employees of Bill.com or its subsidiaries, including the surviving entity in the Merger (“Continuing Employees”).

At the effective time of the Merger, all outstanding shares of Invoice2go’s capital stock and warrants will be cancelled and converted into the right to receive a pro rata portion of the Merger Consideration pursuant to the terms and subject to the conditions set forth in the Merger Agreement. Shares of Invoice2go capital stock held by unaccredited stockholders will convert into the right to receive cash in lieu of the Share Consideration. All options to acquire Invoice2go’s common stock (“Invoice2go Options”) outstanding as of immediately prior to the effective time of the Merger will be treated as follows: (i) all vested Invoice2go Options that are held by a Continuing Employee (A) with respect to a portion of such vested options, will be cancelled and automatically converted into the right to receive cash equal to the value of such options, and (B) with respect to a portion of such vested options, will be assumed by Parent and converted into an option to acquire Shares, (ii) all vested Invoice2go Options that are held by a Non-Continuing Employee will be cancelled and automatically converted into the right to receive cash equal to the value of such options, (iii) all unvested options that are held by a Continuing Employee will be assumed by Bill.com and (iv) all other unvested Invoice2go Options will be cancelled for no consideration.

The Merger Agreement contains customary representations, warranties and covenants by Invoice2go and Bill.com.

Bill.com and Invoice2go’s obligations to consummate the Merger are subject to customary closing conditions, including, among other things, (i) the adoption of the Merger Agreement and approval of the Merger in accordance with Delaware law, (ii) the expiration or termination of the applicable waiting period under the Hart-Scott Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), (iii) the accuracy of certain representations and warranties made by the other party in the Merger Agreement (subject to certain materiality exceptions), (iv) the other party’s material compliance with its covenants set forth in the Merger Agreement and (v) the absence of a material adverse effect with respect to the other party. Bill.com’s obligations to consummate the Merger are also subject to (i) the execution of the Joinder Agreements (as defined below) by stockholders holding at least 95% of Invoice2go’s outstanding shares, (ii) the continued effectiveness of certain agreements entered into with key employees of Invoice2go in connection with the execution of the Merger Agreement and (iii) the retention of 90% of Invoice2go employees who are offered continued employment with Bill.com after the Closing.

The Merger Agreement may be terminated (i) by mutual written consent of Bill.com and Invoice2go, (ii) by Bill.com or Invoice2go, if the closing of the Merger has not occurred on or before November 12, 2021 (which date may be extended to January 12, 2022 by mutual agreement if all closing conditions have been satisfied or waived, other than the expiration or termination of the applicable waiting period under the HSR Act, as of such original date), (iii) by either Company or Invoice2go, if the other party (a) breaches its representations, warranties or covenants in the Merger Agreement, (b) has not cured such breach within 30 days of written notice of such breach and (c) such breach would result in the failure of any condition of the closing to be satisfied, or (iv) by Bill.com, if Invoice2go’s stockholders do not adopt the Merger Agreement and approve the Merger within 24 hours after the execution of the Merger Agreement.

Invoice2go’s stockholders and warrantholders (the “Indemnifying Parties”) have agreed to indemnify Bill.com for, among other things, (i) breaches of representations, warranties and covenants, (ii) inaccuracies in the calculation and distribution of the

Merger Consideration, (iii) outstanding litigation, (iv) claims by Invoice2go’s equityholders, (v) liabilities for pre-Closing taxes and (vi) actual fraud by or on behalf of Invoice2go in connection with the transactions contemplated by the Merger Agreement and certain other specified matters. Pursuant to the terms of the Merger Agreement, Bill.com will deposit $62.5 million of the Cash Consideration in a third-party escrow account for a period of 18 months to partially secure the indemnification obligations of the Indemnifying Parties under the Merger Agreement.

The Company intends to issue the Shares in reliance upon the exemptions from registration afforded by Section 4(a)(2) and Rule 506 of Regulation D, or in reliance upon the exemption from registration afforded by Regulation S, in each case promulgated under the Securities Act of 1933, as amended. Under the terms of the Merger Agreement and the Joinder Agreement, Bill.com has agreed to file a registration statement on Form S-3 covering the resale of the Shares to be issued to certain Company securityholders (the “Resale Registration Statement”).

The foregoing summary of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, a copy of which will be filed as an exhibit on the earlier to be filed of (i) Bill.com’s Quarterly Report on Form 10-Q for the fiscal quarter ending September 30, 2021 and (ii) the Resale Registration Statement.

Joinder Agreements

In connection with the execution and delivery of the Merger Agreement, certain of Invoice2go’s stockholders and executive officers (each, a “Consenting Stockholder”) entered into Joinder Agreements with Bill.com (collectively, the “Joinder Agreements”), pursuant to which each Consenting Stockholder has agreed, pursuant to the terms and subject to the conditions of the Joinder Agreements, to be bound by and have the benefit of all of the terms and conditions of the Merger Agreement applicable to such Consenting Stockholder.

Subject to the terms and conditions set forth in the Joinder Agreements, each Consenting Stockholder has agreed, among other things, to vote each share of Invoice2go’s capital stock that they own in favor of the adoption of the Merger Agreement. The Joinder Agreements also restrict each Consenting Stockholder from, among other things, transferring or agreeing to transfer any of shares of Invoice2go’s capital stock, except to certain transferees, who shall agree to be bound by the terms and conditions of the Joinder Agreement.

Subject to the terms and conditions set forth in the Joinder Agreements, after the Closing, Bill.com has agreed to register the Shares issued to accredited Invoice2go stockholders who execute the Joinder Agreements on the Resale Registration Statement.

The foregoing summary of the Joinder Agreements does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Joinder Agreements, a form of which will be filed as an exhibit on the earlier to be filed of (i) Bill.com’s Annual Report on Form 10-K for the fiscal year ending September 30, 2021 and (ii) the Resale Registration Statement.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Item 8.01	Other Events.

On July 19, 2021, Bill.com and Invoice2go issued a joint press release announcing that they had entered into the Merger Agreement. A copy of the joint press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

99.1	Press release dated July 19, 2021.

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

Use of Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of federal securities laws. Forward-looking statements may contain words such as “believes”, “anticipates”, “estimates”, “expects”, “intends”, “aims”, “potential”, “will”, “would”, “could”, “considered”, “likely” and words and terms of similar substance used in connection with any discussion of future plans, actions or events identify forward-looking statements. All statements, other than historical facts, including statements regarding the expected timing of the closing of the proposed transaction and the expected benefits of the proposed transaction, are forward-looking statements. These statements are based on management’s current expectations, assumptions, estimates and beliefs. While Bill.com believes these expectations, assumptions, estimates and beliefs are reasonable, such forward-looking statements are only predictions, and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements.

The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: (i) failure of Invoice2go to obtain stockholder approval as required for the proposed transaction; (ii) failure to obtain governmental and regulatory approvals required for the closing of the proposed transaction, or delays in governmental and regulatory approvals that may delay the transaction or result in the imposition of conditions that could reduce the anticipated benefits from the proposed transaction or cause the parties to abandon the proposed transaction; successful completion of the proposed transaction; (iii) failure to satisfy the conditions to the closing of the proposed transactions; (iv) unexpected costs, liabilities or delays in connection with or with respect to the proposed transaction; (v) the effect of the announcement of the proposed transaction on the ability of Bill.com or Invoice2go to retain and hire key personnel and maintain relationships with customers, suppliers and others with whom Bill.com or Invoice2go does business, or on Bill.com’s or Invoice2go’s operating results and business generally; (vi) the outcome of any legal proceeding related to the proposed transaction; (vii) the challenges and costs of integrating, restructuring and achieving anticipated synergies and benefits of the proposed transaction and the risk that the anticipated benefits of the proposed transaction may not be fully realized or take longer to realize than expected, including the challenges and costs to Bill.com of integrating both Invoice2go and its recently-acquired DivvyPay, Inc. subsidiary; (vii) competitive pressures in the markets in which Bill.com and Invoice2go operate; (viii) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; and (ix) other risks to the consummation of the proposed transaction, including the risk that the proposed transaction will not be consummated within the expected time period or at all. Additional factors that may affect the future results of Bill.com are set forth in its filings with the SEC, including each of Bill.com’s most recently filed Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings with the SEC, which are available on the SEC’s website at www.sec.gov. Readers are urged to consider these factors carefully in evaluating these forward-looking statements, and not to place undue reliance on any forward-looking statements. Readers should also carefully review the risk factors described in other documents that Bill.com files from time to time with the SEC. The forward-looking statements in these materials speak only as of the date of these materials. Except as required by law, Bill.com assumes no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BILL.COM HOLDINGS, INC.

Date: July 19, 2021	By:	/s/ Raj Aji
Raj Aji
General Counsel, Chief Compliance Officer and Secretary